Exhibit 99.1

Silver Spike Investment Corp. Reports Second Quarter Fiscal 2023 Financial Results

Silver Spike Investment Corp. (“Silver Spike” or the “Company”), a specialty finance company that was formed to invest across the cannabis ecosystem through investments in the form of direct loans to, and equity ownership of, privately held cannabis companies, today announced its financial results for the quarter ended September 30, 2022.

Second Quarter 2023 Highlights

•	Total investment income of $1.2 million

•	Net investment income of $0.6 million, or $0.09 per share

•	Investment portfolio of $24.5 million at fair value

•	Net asset value (“NAV”) per share increased to $13.73 on September 30, 2022 from $13.64 on June 30, 2022

Scott Gordon, Chairman and Chief Executive Officer of Silver Spike, commented, “We continue leveraging our platform’s direct origination engine to build a robust pipeline of attractive lending opportunities. Our rigorous underwriting standards and time-tested specialized structuring skills position Silver Spike as one of the leading providers of credit to a regulatorily complex and rapidly-growing industry with little access to traditional sources of capital. Throughout the quarter, our investment adviser diligenced several potential private and public company borrowers. In the month of October, we made three investments that were largely a result of these diligence efforts.”

Conference Call

Silver Spike will host a conference call and webcast to discuss the Company's second quarter 2023 financial results at 4:30 p.m. Eastern Time on Thursday, November 10, 2022. Participants may register for the call here. A live webcast of the call will also be available on the Company’s website at ssic.silverspikecap.com.

The presentation to be used in connection with the conference call and webcast is available at ssic.silverspikecap.com.

A replay of the call will be available at ssic.silverspikecap.com by end of day November 11, 2022.

Background

Silver Spike Investment Corp. is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, and has elected to be treated as a regulated investment company for U.S. federal income tax purposes. On February 8, 2022, Silver Spike completed its initial public offering. Silver Spike is managed by Silver Spike Capital, LLC, an investment manager focused on the cannabis and alternative health and wellness industries.

Results of Operations

For the three months ended September 30, 2022, total investment income was $1.2 million. This compares to total expenses of $0.6 million, resulting in net investment income of approximately $0.6 million, or $0.09 per share.

Silver Spike recorded a net unrealized gain of slightly more than $0.0 million during the second quarter, primarily related to the fair valuation of our debt investments.

The Company generated a net increase in net assets from operations of $0.6 million, or $0.09 per share.

Net Asset Value

As of September 30, 2022, NAV per share increased to $13.73, compared to $13.64 as of June 30, 2022. The increase in NAV per share was primarily driven by the results from operations. Total net assets at the end of the second quarter were $85.3 million, compared to $84.8 million at the end of the first quarter.

Portfolio and Investment Activity

As of September 30, 2022, Silver Spike’s investment portfolio had an aggregate fair value of approximately $24.5 million comprising $24.5 million in secured loans in 2 portfolio companies.

During the second quarter, the Company did not make any investments.

As of the end of the second quarter, there were no loans on non-accrual status.

Liquidity and Capital Resources

At September 30, 2022, the Company had $61.1 million in available liquidity, comprising $61.1 million in cash and cash equivalents.

About Silver Spike Investment Corp.

Silver Spike, a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, was formed to invest across the cannabis ecosystem through investments in the form of direct loans to, and equity ownership of, privately held cannabis companies. Silver Spike’s investment objective is to maximize risk-adjusted returns on equity for its shareholders by investing primarily in secured debt, unsecured debt, equity warrants and direct equity investments in cannabis companies and other companies in the health and wellness sector. Silver Spike is managed by Silver Spike Capital, LLC, an investment manager focused on the cannabis and alternative health and wellness industries. For more information, please visit https://ssic.silverspikecap.com/.

Forward-Looking Statements

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Company, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in the Company’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which the Company makes them. The Company does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Contacts

Investors:

Bill Healy
bill@silverspikecap.com

212-905-4933

Media:

Alan Oshiki and Sydney Gever

Abernathy MacGregor

Silverspikecapital@abmac.com

212-371-5999

Silver Spike Investment Corp.
Statements of Assets and Liabilities

	September 30, 2022	March 31, 2022
	(Unaudited)
ASSETS
Investments at fair value:
Non-control/non-affiliate investments at fair value (amortized cost of $24,467,466 and $0, respectively)	$24,467,466	$-

Cash & cash equivalents	61,055,847	84,766,060
Prepaid expenses	119,787	256,512
Interest receivable	252,547	9,215
Total assets	$85,895,647	$85,031,787

LIABILITIES

Legal fees payable	$155,139	$33,983
Audit fees payable	123,083	50,000
Management fee payable	110,426	-
Administrator fees payable	73,908	47,151
Professional fees payable	50,185	-
Director's fee payable	32,049	24,370
Due to affiliate	869	85
Organizational costs payable	-	34,168
Offering cost payable	-	264,581
Other payables	26,238	25,359
Total liabilities	$571,897	$479,697

Commitments and contingencies	-	-

NET ASSETS
Common Stock, $0.01 par value, 100,000,000 shares authorized, 6,214,672 and 6,214,672 shares issued and outstanding as of September 30, 2022 and March 31, 2022, respectively	$62,147	$62,147
Additional paid-in-capital	84,917,788	84,917,788
Distributable earnings/(Accumulated losses)	343,815	(427,845)
Total net assets	$85,323,750	$84,552,090
NET ASSET VALUE PER SHARE	$13.73	$13.61

Silver Spike Investment Corp.
Statement of Operations

(Unaudited)

	Three Months Ended		Six Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
INVESTMENT INCOME:
Non-control/non-affiliate investment income:
Interest income	$1,180,517	$-	$1,580,108	$-
Fee income	-	-	410,000	-
Total investment income:	1,180,517	-	1,990,108	-

EXPENSES:
Legal expenses	167,497	-	390,479	-
Management fee	110,426	-	165,467	-
Audit expense	81,917	10,000	165,667	20,000
Insurance fees	76,373	-	151,915	-
Administrator fees	65,035	-	127,581	-
Director expenses	32,049	-	67,796	-
Professional fees	39,903	-	45,868	-
Custodian fees	12,000	12,000	24,000	12,000
Organizational expenses	-	106,186	-	260,248
Other expenses	44,902	-	79,675	-
Total expenses	630,102	128,186	1,218,448	292,248

NET INVESTMENT INCOME (LOSS)	550,415	(128,186)	771,660	(292,248)

NET REALIZED GAIN (LOSS) FROM INVESTMENTS	-	-	-	-

NET CHANGE IN UNREALIZED APPRECIATION/(DEPRECIATION) FROM INVESTMENTS:
Non-controlled/non-affiliate investments	9,508	-	-	-
Net change in unrealized appreciation/(depreciation) from investments	9,508	-	-	-

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$559,923	$(128,186)	$771,660	$(292,248)

NET INVESTMENT INCOME (LOSS) PER SHARE - BASIC AND DILUTED	$0.09	$(332.09)	$0.12	$(757.12)
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE - BASIC AND DILUTED	$0.09	$(332.09)	$0.12	$(757.12)
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED	6,214,672	386	6,214,672	386